UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2007

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-9278	31-1168055
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

13925 Ballantyne Corporate Place, Suite 400, Charlotte, NC 28277
(Address of principal executive offices)

704-501-1100

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFS 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	Other Events.

On April 16, 2007, Carlisle Companies Incorporated, through a wholly-owned subsidiary, entered into a definitive agreement to acquire the operations of Insulfoam LLC (“Insulfoam”) from Premier Industries, Inc., a privately held company headquartered in the State of Washington, for $160 million payable in cash at closing.  Insulform is a leading manufacturer of block molded expanded polystyrene products used primarily as insulation in building and other construction applications.

The acquisition, which is structured as a purchase of all of the outstanding equity of Insulfoam, is subject to customary closing conditions and is expected to close on or about April 30, 2007.

A copy of the press release announcing the acquisition is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 18, 2007	CARLISLE COMPANIES INCORPORATED

	By:	/s/ CAROL P. LOWE
Carol P. Lowe, Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release reporting the execution of a definitive agreement to acquire Insulfoam.